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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement of Medical Graphics Corporation on Form S-8 pertaining to the Medical Graphics Corporation Warrant Agreement and Medical Graphics Corporation Restricted Stock Grant Agreement of our report dated February 16, 1996 with respect to the consolidated financial statements of Medical Graphics Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Minneapolis, Minnesota
July 25, 1997